Coopers
& Lybrand


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-1 (333- ) of our report dated October 30, 1996, except for Notes 1 and 12 as to which the date is February 5, 1997, on our audit of the financial statements of Brunswick Technologies, Inc. as of September 30, 1996 and December 31, 1995, and the nine months ended September 30, 1996 and the year ended December 31, 1995, appearing in the registration statement on Form S-1 (No. 333-10721) of Brunswick Technologies, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                  /s/  Coopers & Lybrand L.L.P.
                                                  -----------------------------
                                                       Coopers & Lybrand L.L.P.


Portland, Maine
February 5, 1997